Exhibit 1.01

Conflict Minerals Report for the year ended December 31, 2019

Nortech Systems, Inc. is a full-service electronics manufacturing (EMS) provider of wire and cable assemblies, printed circuit boards assemblies and higher-level complete box build assemblies for a wide range of industries. Metallic forms of tin, tantalum, tungsten, and gold ("Conflict Minerals") are present in some of the products, components, and materials we purchase and are necessary to the functionality of many of the products we manufacture. We do not buy any ores directly, nor do we directly purchase these processed metals in their raw form.

Nortech’s corporate policy regarding Conflict Minerals and disclosure regarding whether any Conflict Minerals necessary to the functionality or production of a product originated in Covered Countries is made public on our website at: http://www.nortechsys.com/about-nortech/quality-regulatory-compliance/conflict-minerals-policy/

Design of Due Diligence Framework

Our due diligence procedures are in compliance with the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition) and its supplements.

Nortech's policy regarding Conflict Minerals was communicated to employees internally and to suppliers externally via e-mail and posted to our website.

Our cross functional conflict minerals team was established to carry out the necessary due diligence and reporting requirements. The team currently includes the following roles:

Team Members:	Document Specialist
Global Supplier Quality Manager

Executive Sponsors:	President & CEO
Chief Financial Officer

Due Diligence Measures Performed

Our RCOI (reasonable country of origin inquiry) and due diligence procedures include the following:

•

Due to the size of the Nortech's sourcing functions, we focused on our largest suppliers that provide components and materials directly incorporated into our final products, ranked by the amount the Company spends with each such supplier, and the suppliers that had the highest probability of supplying us with products or components containing Conflict Minerals (e.g. electronics).

•	We surveyed relevant suppliers representing over 90% of our total company supplier spend on components and materials directly incorporated into our final products.

•	Relevant suppliers were evaluated to identify whether the products, materials, or components supplied to Nortech contain Conflict Minerals.

•	Data was collected directly from suppliers using the Conflict Minerals Reporting Template developed by the Responsible Minerals Initiative (RMI) formerly known as CFSI.

•	Supplier declarations were reviewed for completeness, accuracy and conformance to Nortech requirements.

•	An escalation process was initiated with relevant suppliers who were nonresponsive after the initial contact was made, or whose initial response was incomplete, unclear or nonconforming.

Analysis of Supplier Survey Responses

•

We were unable to confirm through our RCOI that Conflict Minerals contained in our products did not originate from the Covered Countries or were from recycled/scrap materials. Therefore we conducted due diligence on the processing facilities identified by our suppliers and prepared this Conflict Minerals Report.

•

Conflict minerals information from some suppliers was presented to Nortech at a "company-level" rather than a Nortech product-specific response. As a result, it is likely that our lists of smelters, refiners and countries of origin (discussed below) include sources that are not in our supply chain.

Due Diligence Results

•	Suppliers that responded to our survey provided lists of smelters and refiners on which we conducted due diligence.

•

Our due diligence process included comparing the supplier-provided names of smelters/refiners against lists of audited and verified smelters and refiners from RMI. The lists of smelters and refiners are included as Table 1.

•

Certain suppliers identified Kaloti Precious Metals, Sudan Gold Refinery, Tony Goetz NV, Universal Precious Metals Refining Zambia, African Gold Refinery, and Fidelity Printers and Refiners as sources of gold in their supply chains. These refineries are not audited by the RMI and public information indicates the possibility that these are high-risk facilities. Because the conflict minerals information from these suppliers was presented to Nortech as "company-level" responses rather than Nortech product-specific responses, it is uncertain if these facilities are actually in our supply chain. As part of our due diligence process, Nortech implemented our risk mitigation plan for the subject suppliers, engaging them to conduct additional research on whether these facilities are, in reality, present in our supply chain. If we determine that material sourced from these facilities is present in Nortech's supply chain, we will work with our suppliers to explore alternatives.

•	Country of origin information was obtained where reasonably available to Nortech and is presented as Table 2.

CMRT Reporting to our customers.

•	Nortech issues a standard response using the RMI CMRT.

Third Party Audits of Processing Facilities

•

Nortech does not conduct audits of smelters or refiners. We support the Responsible Mineral Initiative's Conflict Free Smelter program through our corporate policy and procurement requirements by encouraging suppliers to source from audited facilities.

Annual Reporting

•	In accordance with the OECD Guidance and the Rule, this report is available on our website: www.nortechsys.com

Declaration

•	Based on our due diligence results, Nortech has determined that our products are 'DRC Conflict Undeterminable'.

Independent Private Sector Audit

•	Not required for reporting year 2019.

Limitations

Conflict Minerals sourcing and traceability information is limited at this time. Moreover , there are inherent limitations and risks in the information that is available. We are reliant on the information provided to us by our suppliers and industry initiatives such as the RMI. Our processes are intended to provide reasonable assurance - not absolute certainty- about the identification of processing facilities and the sources of their ores.

Table 1: Smelters/Refiners

Gold Smelters/Refiners

8853 S.p.A.

Abington Reldan Metals, LLC

Advanced Chemical Company

African Gold Refinery

Aida Chemical Industries Co., Ltd.

Al Etihad Gold Refinery DMCC

Allgemeine Gold-und Silberscheideanstalt A.G.

Almalyk Mining and Metallurgical Complex (AMMC)

AngloGold Ashanti Corrego do Sitio Mineracao

Argor-Heraeus S.A.

Asahi Pretec Corp.

Asaka Riken Co., Ltd.

Atasay Kuyumculuk Sanayi Ve Ticaret A.S.

AU Traders and Refiners

Aurubis AG

Bangalore Refinery

Bangko Sentral ng Pilipinas (Central Bank of the Philippines)

Boliden AB

C. Hafner GmbH + Co. KG

Caridad

CCR Refinery - Glencore Canada Corporation

Cendres + Metaux S.A.

CGR Metalloys Pvt Ltd.

Chimet S.p.A.

China's Shandong Gold Mining Co., Ltd

Chugai Mining

Daejin Indus Co., Ltd.

Daye Non-Ferrous Metals Mining Ltd.

Degussa Sonne / Mond Goldhandel GmbH

Dijllah Gold Refinery FZC

Do Sung Corporation

DODUCO Contacts and Refining GmbH

Dowa

DS PRETECH Co., Ltd.

Eco-System Recycling Co., Ltd.

Emirates Gold DMCC

Fidelity Printers and Refiners Ltd.

FSE Novosibirsk Refinery

Fujairah Gold FZC

GCC Gujrat Gold Centre Pvt. Ltd.

Geib Refining Corporation

Gold Refinery of Zijin Mining Group Co., Ltd.

Guangdong Jinding Gold Limited

Guoda Safina High-Tech Environmental Refinery Co., Ltd.

Hangzhou Fuchunjiang Smelting Co., Ltd.

HeeSung Metal Ltd.

Heimerle + Meule GmbH

Heraeus Metals Hong Kong Ltd.

Heraeus Precious Metals GmbH & Co. KG

Hunan Chenzhou Mining Co., Ltd.

Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.

HwaSeong CJ CO., LTD.

Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.

International Precious Metal Refiners

Ishifuku Metal Industry Co., Ltd.

Istanbul Gold Refinery

Italpreziosi

Japan Mint

Jiangxi Copper Co., Ltd.

Johnson Matthey Inc.

Johnson Matthey Limited

JSC Ekaterinburg Non-Ferrous Metal Processing Plant

JSC Uralelectromed

JX Nippon Mining & Metals Co., Ltd.

Kaloti Precious Metals

Kazakhmys Smelting LLC

Kazzinc

Kennecott Utah Copper LLC

KGHM Polska Miedz Spolka Akcyjna

Kojima Chemicals Co., Ltd.

Korea Zinc Co., Ltd.

Kyrgyzaltyn JSC

Kyshtym Copper-Electrolytic Plant ZAO

L'azurde Company For Jewelry

Lingbao Gold Co., Ltd.

Lingbao Jinyuan Tonghui Refinery Co., Ltd.

L'Orfebre S.A.

LS-NIKKO Copper Inc.

Luoyang Zijin Yinhui Gold Refinery Co., Ltd.

Marsam Metals

Materion

Matsuda Sangyo Co., Ltd.

Metalor Technologies (Hong Kong) Ltd.

Metalor Technologies (Singapore) Pte., Ltd.

Metalor Technologies (Suzhou) Ltd.

Metalor Technologies S.A.

Metalor USA Refining Corporation

Metalúrgica Met-Mex Peñoles S.A. De C.V.

Mitsubishi Materials Corporation

Mitsui Mining and Smelting Co., Ltd.

MMTC-PAMP India Pvt., Ltd.

Modeltech Sdn Bhd

Morris and Watson

Morris and Watson Gold Coast

Moscow Special Alloys Processing Plant

Nadir Metal Rafineri San. Ve Tic. A.ª.

Navoi Mining and Metallurgical Combinat

NH Recytech Company

Nihon Material Co., Ltd.

Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH

Ohura Precious Metal Industry Co., Ltd.

OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)

PAMP S.A.

Pease & Curren

Penglai Penggang Gold Industry Co., Ltd.

Planta Recuperadora de Metales SpA

Prioksky Plant of Non-Ferrous Metals

PT Aneka Tambang (Persero) Tbk

PX Precinox S.A.

QG Refining, LLC

Rand Refinery (Pty) Ltd.

Refinery of Seemine Gold Co., Ltd.

REMONDIS PMR B.V.

Royal Canadian Mint

SAAMP

Sabin Metal Corp.

Safimet S.p.A

SAFINA A.S.

Sai Refinery

Samduck Precious Metals

SAMWON METALS Corp.

SAXONIA Edelmetalle GmbH

SEMPSA Joyeria Plateria S.A.

Shandong Humon Smelting Co., Ltd.

Shandong Tiancheng Biological Gold Industrial Co., Ltd.

Shandong Zhaojin Gold & Silver Refinery Co., Ltd.

Sichuan Tianze Precious Metals Co., Ltd.

Singway Technology Co., Ltd.

SOE Shyolkovsky Factory of Secondary Precious Metals

Solar Applied Materials Technology Corp.

Sovereign Metals

State Research Institute Center for Physical Sciences and Technology

Sudan Gold Refinery

Sumitomo Metal Mining Co., Ltd.

SungEel HiMetal Co., Ltd.

T.C.A S.p.A

Tanaka Kikinzoku Kogyo K.K.

The Great Wall Gold and Silver Refinery of China

Tokuriki Honten Co., Ltd.

Tongling Nonferrous Metals Group Co., Ltd.

Tony Goetz NV

TOO Tau-Ken-Altyn

Torecom

Umicore Brasil Ltda.

Umicore Precious Metals Thailand

Umicore S.A. Business Unit Precious Metals Refining

United Precious Metal Refining, Inc.

Universal Precious Metals Refining Zambia

Valcambi S.A.

Western Australian Mint (T/a The Perth Mint)

WIELAND Edelmetalle GmbH

Yamakin Co., Ltd.

Yokohama Metal Co., Ltd.

Yunnan Copper Industry Co., Ltd.

Zhongyuan Gold Smelter of Zhongjin Gold Corporation

Tantalum Smelters/Refiners

Asaka Riken Co., Ltd.
Changsha South Tantalum Niobium Co., Ltd.
CP Metals Inc.
D Block Metals, LLC
Exotech Inc.
F&X Electro-Materials Ltd.
FIR Metals & Resource Ltd.
Global Advanced Metals Aizu
Global Advanced Metals Boyertown
Guangdong Rising Rare Metals-EO Materials Ltd.
Guangdong Zhiyuan New Material Co., Ltd.
H.C. Starck Co., Ltd.
H.C. Starck Hermsdorf GmbH
H.C. Starck Inc.

H.C. Starck Ltd.
H.C. Starck Smelting GmbH & Co. KG
H.C. Starck Tantalum and Niobium GmbH
Hengyang King Xing Lifeng New Materials Co., Ltd.
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Jiangxi Tuohong New Raw Material
Jiujiang Janny New Material Co., Ltd.
JiuJiang JinXin Nonferrous Metals Co., Ltd.
Jiujiang Tanbre Co., Ltd.
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
KEMET Blue Metals
Kemet Blue Powder
LSM Brasil S.A.
Metallurgical Products India Pvt., Ltd.
Mineracao Taboca S.A.
Mitsui Mining & Smelting
Ningxia Orient Tantalum Industry Co., Ltd.
NPM Silmet AS
Power Resources Ltd.
QuantumClean
Resind Industria e Comercio Ltda.
RFH
Solikamsk Metal Works
Taki Chemicals
Telex Metals
Ulba
XinXing HaoRong Electronic Material Co., Ltd.

Tin Smelters/Refiners

An Vinh Joint Stock Mineral Processing Company
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Chifeng Dajingzi Tin Industry Co., Ltd.
China Tin Group Co., Ltd.
CNMC (Guangxi) PGMA Co., Ltd.
Cookson
CV Ayi Jaya
CV Dua Sekawan
CV Gita Pesona
CV Nurjanah
CV Serumpun Sebalai
CV Tiga Sekawan
CV United Smelting
CV Venus Inti Perkasa
Dongguan CiEXPO Environmental Engineering Co., Ltd.
Dowa

Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
EM Vinto
Estanho de Rondonia S.A.
Fenix Metals
Gejiu City Fuxiang Industry and Trade Co., Ltd.”
Gejiu Fengming Metallurgy Chemical Plant
Gejiu Kai Meng Industry and Trade LLC
Gejiu Non-Ferrous Metal Processing Co., Ltd.
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Gejiu Zi-Li
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Guanyang Guida Nonferrous Metal Smelting Plant
HuiChang Hill Tin Industry Co., Ltd.
Huichang Jinshunda Tin Co., Ltd.
Jiangxi Nanshan
Ma'anshan Weitai Tin Co., Ltd.
Magnu's Minerais Metais e Ligas Ltda.
Malaysia Smelting Corporation (MSC)
Melt Metais e Ligas S.A.
Metallic Resources, Inc.
Metallo Belgium N.V.
Metallo Spain S.L.U.
Mineracao Taboca S.A.
Minsur
Mitsubishi Materials Corporation
Modeltech Sdn Bhd
Nghe Tinh Non-Ferrous Metals Joint Stock Company
O.M. Manufacturing (Thailand) Co., Ltd.
O.M. Manufacturing Philippines, Inc.
OMSA
Pongpipat Company Limited
Precious Minerals and Smelting Limited
PT Artha Cipta Langgeng
PT ATD Makmur Mandiri Jaya
PT Babel Inti Perkasa
PT Babel Surya Alam Lestari
PT Bangka Prima Tin
PT Bangka Serumpun
PT Bangka Tin Industry
PT Belitung Industri Sejahtera
PT Bukit Timah
PT DS Jaya Abadi
PT Inti Stania Prima
PT Karimun Mining
PT Kijang Jaya Mandiri
PT Menara Cipta Mulia
PT Mitra Stania Prima

PT Panca Mega Persada
PT Prima Timah Utama
PT Rajawali Rimba Perkasa
PT Refined Bangka Tin
PT Sariwiguna Binasentosa
PT Stanindo Inti Perkasa
PT Sukses Inti Makmur
PT Sumber Jaya Indah
PT Tambang Timah
PT Timah (Persero) Tbk Mentok
PT Tinindo Inter Nusa
PT Tirus Putra Mandiri
PT Tommy Utama
Resind Industria e Comercio Ltda.
Rui Da Hung
Soft Metais Ltda.
Super Ligas
Thai Nguyen Mining and Metallurgy Co., Ltd.
Thaisarco
Tin Technology & Refining
Tuyen Quang Non-Ferrous Metals Joint Stock Company
White Solder Metalurgia e Mineração Ltda.
Yunnan Chengfeng
Yunnan Tin Company Limited
Yunnan Yunfan Non-ferrous Metals Co., Ltd.

Tungsten Smelters/Refiners

A.L.M.T. Corp.
ACL Metais Eireli
ATI Tungsten Materials
Chenzhou Diamond Tungsten Products Co., Ltd.
China Molybdenum Co., Ltd.
Chongyi Zhangyuan Tungsten Co., Ltd.
Fujian Ganmin RareMetal Co., Ltd.
Fujian Jinxin Tungsten Co., Ltd.
Ganzhou Haichuang Tungsten Co., Ltd.
Ganzhou Huaxing Tungsten Products Co., Ltd.
Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Ganzhou Seadragon W & Mo Co., Ltd.
Global Tungsten & Powders Corp.
Guangdong Xianglu Tungsten Co., Ltd.
H.C. Starck Smelting GmbH & Co. KG
H.C. Starck Tungsten GmbH
Hunan Chenzhou Mining Co., Ltd.
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Hunan Chunchang Nonferrous Metals Co., Ltd.
Hunan Litian Tungsten Industry Co., Ltd.

Hydrometallurg, JSC
Japan New Metals Co., Ltd.
Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Jiangxi Dayu Longxintai Tungsten Co., Ltd.
Jiangxi Gan Bei Tungsten Co., Ltd.
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Jiangxi Yaosheng Tungsten Co., Ltd.
JSC "Kirovgrad Hard Alloys Plant"
Kennametal Fallon
KGETS Co., Ltd.
Lianyou Metals Co., Ltd.
Malipo Haiyu Tungsten Co., Ltd.
Masan Tungsten Chemical LLC (MTC)
Moliren Ltd.
Niagara Refining LLC
Philippine Chuangxin Industrial Co., Inc.
South-East Nonferrous Metal Company Limited of Hengyang City
Tejing (Vietnam) Tungsten Co., Ltd.
Unecha Refractory metals plant
Wolfram Bergbau und Hütten AG
Woltech Korea Co., Ltd.
Xiamen Tungsten (H.C.) Co., Ltd.
Xiamen Tungsten Co., Ltd.
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Xinhai Rendan Shaoguan Tungsten Co., Ltd.

Table 2: Aggregated Countries of Origin

ANDORRA
AUSTRALIA
AUSTRIA
BELGIUM
BOLIVIA (PLURINATIONAL STATE OF)
BRAZIL
CANADA
CHILE
CHINA
CZECHIA
ESTONIA
FRANCE
GERMANY
INDIA
INDONESIA
ITALY
JAPAN
KAZAKHSTAN

KOREA, REPUBLIC OF
KYRGYZSTAN
LITHUANIA
MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
MALAYSIA
MEXICO
MYANMAR
NETHERLANDS
NEW ZEALAND
PERU
PHILIPPINES
POLAND
RUSSIAN FEDERATION
SAUDI ARABIA
SINGAPORE
SOUTH AFRICA
SPAIN
SUDAN
SWEDEN
SWITZERLAND
TAIWAN, PROVINCE OF CHINA
THAILAND
TURKEY
UGANDA
UNITED ARAB EMIRATES
UNITED STATES OF AMERICA
UZBEKISTAN
VIET NAM
ZAMBIA
ZIMBABWE